UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

(AMENDMENT NO.       )

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Tortoise Acquisition Corp.
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Danielle South

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Hyliion Announces Andrew H. Card Jr. to Join Board

Former White House Chief of Staff and Secretary of Transportation brings extensive logistics industry experience

Austin, TEXAS (July 30, 2020)— Following its announced agreement to merge with Tortoise Acquisition Corp. (TortoiseCorp) (NYSE: SHLL), Hyliion Inc. (Hyliion), a leader in electrified powertrain solutions for Class 8 commercial vehicles, today announced that Andrew (Andy) H. Card Jr. will join the board of directors of the combined entity. Card’s appointment is subject to the approval of the shareholders of TortoiseCorp.

As an independent board member, Card will leverage his expertise in logistics, governmental affairs, compliance and operations to guide and inform Hyliion’s long-term objectives to deliver the industry’s lowest total cost of ownership and emissions performance for fleets. Card’s nomination to the combined entity’s board follows a respected career in public service as the former U.S. Secretary of Transportation under President George H. W. Bush as well as the White House Chief of Staff under President George W. Bush.

“Every successful company starts with a successful leader, and Hyliion has that in Thomas Healy,” Card said. “I have been continually impressed with his strategic vision and character as well as his intentional approach to electrifying commercial trucking. I look forward to working with Thomas and the Hyliion team to realize the company’s vision to spur meaningful and sustainable change in the global trucking and logistics industry.”

Card is the former president and CEO of the American Automobile Manufacturers Association, a trade association for U.S.-based automobile manufacturers, and previously served as the vice president of government relations for General Motors. He is currently on the boards of directors for Union Pacific Railroad, a position he has held since 2006, and Draganfly, an industry-leading manufacturer in the commercial drone industry.

“Andy is an esteemed, seasoned executive hailing from some of the country’s most demanding and integral leadership roles,” said Thomas Healy, CEO and founder of Hyliion. “His diverse professional career, combined with his passion for driving innovative change in global logistics, make him an ideal fit for our growing leadership team. Fleets, brands and drivers need proven solutions now, and with Andy’s—as well as our extended board’s—dynamic knowledge base, I’m confident our team will continue to build the world’s leading electrified trucking technology.”

Upon the closing of Hyliion’s business combination with TortoiseCorp and subject to shareholder approval, Card will join the other members of the combined entity’s board: Thomas Healy, CEO of Hyliion; Vince Cubbage, managing director at Tortoise Capital Advisors and CEO and chairman of TortoiseCorp; Stephen Pang, managing director and portfolio manager at Tortoise Capital Advisors and director of TortoiseCorp; Ed Olkkola, managing director at Teakwood Capital; and Howard Jenkins, former chairman and CEO of Publix Super Markets.

For more information on Hyliion, visit www.hyliion.com.

About Hyliion

Headquartered in Austin, Texas, Hyliion’s mission is to reduce the carbon intensity and greenhouse gas (GHG) emissions of commercial transportation Class 8 vehicles by being the leading provider of electrified powertrain solutions. Leveraging advanced software algorithms and data analytics capabilities, Hyliion offers fleets an easy, efficient system to decrease fuel and operating expenses while seamlessly integrating with their existing fleet operations. It designs, develops and sells electrified powertrain solutions for Heavy Duty Class 8 trucks from any of the leading commercial vehicle manufacturers, transforming the transportation industry’s environmental impact at scale. For more information, visit www.hyliion.com.

Forward Looking Statements

The information in this press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this presentation, regarding Tortoise Acquisition Corp.’s proposed acquisition of Hyliion, Tortoise Acquisition Corp.’s ability to consummate the transaction, the benefits of the transaction and the combined company’s future financial performance, as well as the combined company’s strategy, future operations, estimated financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this press release, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, Tortoise Acquisition Corp. and Hyliion disclaim any duty to update any forward looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release. Tortoise Acquisition Corp. and Hyliion caution you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of either Tortoise Acquisition Corp. or Hyliion. In addition, Tortoise Acquisition Corp. cautions you that the forward-looking statements contained in this press release are subject to the following factors: (i) the occurrence of any event, change or other circumstances that could delay the business combination or give rise to the termination of the agreements related thereto; (ii) the outcome of any legal proceedings that may be instituted against Tortoise Acquisition Corp. or Hyliion following announcement of the transactions; (iii) the inability to complete the business combination due to the failure to obtain approval of the shareholders of Tortoise Acquisition Corp., or other conditions to closing in the transaction agreement; (iv) the risk that the proposed business combination disrupts Tortoise Acquisition Corp.’s or Hyliion’s current plans and operations as a result of the announcement of the transactions; (v) Hyliion’s ability to realize the anticipated benefits of the business combination, which may be affected by, among other things, competition and the ability of Hyliion to grow and manage growth profitably following the business combination; (vi) costs related to the business combination; (vii) changes in applicable laws or regulations; and (viii) the possibility that Hyliion may be adversely affected by other economic, business, and/or competitive factors. Should one or more of the risks or uncertainties described in this press release, or should underlying assumptions prove incorrect, actual results and plans could different materially from those expressed in any forward-looking statements. Additional information concerning these and other factors that may impact the operations and projections discussed herein can be found in Tortoise Acquisition Corp.’s periodic filings with the Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the fiscal year ended December 31, 2019. Tortoise Acquisition Corp.'s SEC filings are available publicly on the SEC’s website at www.sec.gov.

Important Information for Investors and Shareholders

In connection with the proposed business combination, Tortoise Acquisition Corp. will file a proxy statement with the SEC. Additionally, Tortoise Acquisition Corp. will file other relevant materials with the SEC in connection with the business combination. Copies may be obtained free of charge at the SEC’s web site at www.sec.gov. Security holders of Tortoise Acquisition Corp. are urged to read the proxy statement and the other relevant materials when they become available before making any voting decision with respect to the proposed business combination because they will contain important information about the business combination and the parties to the business combination. The information contained on, or that may be accessed through, the websites referenced in this press release is not incorporated by reference into, and is not a part of, this press release.

Participants in the Solicitation

Tortoise Acquisition Corp. and its directors and officers may be deemed participants in the solicitation of proxies of Tortoise Acquisition Corp.’s shareholders in connection with the proposed business combination. Security holders may obtain more detailed information regarding the names, affiliations and interests of certain of Tortoise Acquisition Corp.’s executive officers and directors in the solicitation by reading Tortoise Acquisition Corp.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and the proxy statement and other relevant materials filed with the SEC in connection with the business combination when they become available. Information concerning the interests of Tortoise Acquisition Corp.’s participants in the solicitation, which may, in some cases, be different than those of their stockholders generally, will be set forth in the proxy statement relating to the business combination when it becomes available.

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